UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2025

Rocky Mountain Chocolate Factory, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36865	47-1535633
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

265 Turner Drive
Durango, Colorado 81303
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code: (970) 259-0554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RMCF	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Credit Agreement with RMCF2 Credit, LLC

On August 28, 2025, Rocky Mountain Chocolate Factory, Inc., a Colorado corporation (the “Company”) and wholly owned subsidiary of Rocky Mountain Chocolate Factory, Inc., a Delaware corporation (“Parent”), entered into a credit agreement (the “RMCF2 Credit Agreement”) with RMCF2 Credit, LLC (“RMCF2”), a special purpose investment entity affiliated with Jeffrey R. Geygan, Parent's Interim Chief Executive Officer and one of the members of Parent’s board of directors.

Pursuant to the Credit Agreement, among other things, RMCF2 agreed to make an advance to the Company in the principal amount of $1,200,000, which advance is evidenced by a promissory note (the “RMCF2 Note”). The RMCF2 Note will mature on September 30, 2027 (the “Maturity Date”), and interest will accrue at a rate of 12% per annum and is payable monthly in arrears. All outstanding principal and interest will be due on the Maturity Date. In connection with the RMCF2 Credit Agreement and RMCF2 Note, the Company also entered into a deed of trust for the benefit of RMCF2 (the “RMCF2 Deed of Trust”) with respect to the Company’s property in Durango, Colorado.

The proceeds of the RMCF2 Credit Agreement will be used for continued capital investment and working capital needs. The RMCF2 Credit Agreement contains customary events of default as well as customary affirmative and negative covenants, including, without limitation, certain reporting obligations and certain limitations on liens, encumbrances, and indebtedness.

The RMCF2 Credit Agreement also contains two financial covenants measured quarterly: a maximum ratio of total liabilities to total net worth and a minimum current ratio. On August 28, 2025, the Company and RMCF2 agreed to waive the financial covenant providing for a maximum ratio of total liabilities to total net worth for each of the fiscal quarters ending August 31, 2025 and November 30, 2025.

The preceding summaries of the RMCF2 Credit Agreement, RMCF2 Note, and RMCF2 Deed of Trust do not purport to be complete and are qualified in their entirety by reference to the RMCF2 Credit Agreement, RMCF2 Note, and RMCF2 Deed of Trust, which are filed as Exhibits 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K and are incorporated by reference.

Amendment to Credit Agreement with RMC Credit Facility, LLC

On August 28, 2025, the Company entered into a first amendment to promissory note and credit agreement (the “Amendment”), amending that certain credit agreement and promissory note, each dated September 30, 2024 with RMC Credit Facility, LLC (“RMC”), a special purpose investment entity affiliated with Steven L. Craig, one of the members of Parent’s board of directors. Pursuant to the Amendment, among other things, RMC agreed to make an additional advance to the Company in the principal amount of $600,000, evidenced by the amended promissory note (the “RMC Note”). The RMC Note will mature on September 30, 2027 (the “Maturity Date”), and interest will accrue at a rate of 12% per annum and is payable monthly in arrears. All outstanding principal and interest will be due on the Maturity Date.

The proceeds of the loan made pursuant to the Amendment will be used for continued capital investment and working capital needs. In connection with the Amendment and RMCF2 Credit Agreement, the Company also entered into an intercreditor agreement between the Company, RMCF2 and RMC.

The credit agreement with RMC also contains two financial covenants measured quarterly: a maximum ratio of total liabilities to total net worth and a minimum current ratio. On August 28, 2025, the Company and RMC agreed to waive the financial covenant providing for a maximum ratio of total liabilities to total net worth for each of the fiscal quarters ending August 31, 2025 and November 30, 2025.

The preceding summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the information set forth in Item 1.01 of this Current Report on Form 8-K, which is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated August 28, 2025, by and between Rocky Mountain Chocolate Factory, Inc., a Colorado corporation, and RMCF2 Credit, LLC, a Wisconsin limited liability company.
10.2	Promissory Note, dated August 28, 2025, made by Rocky Mountain Chocolate Factory, Inc., a Colorado corporation, to RMCF2 Credit, LLC, a Wisconsin limited liability company.
10.3
Deed of Trust, dated August 28, 2025, by and among Rocky Mountain Chocolate Factory, Inc., a Colorado corporation, RMCF2 Credit, LLC, a Wisconsin limited liability company, and the Public Trustee of La Plata County, Colorado.

10.4
First Amendment to Credit Agreement and Promissory Note, dated August 28, 2025, by and between Rocky Mountain Chocolate Factory, Inc., a Colorado corporation, and RMC Credit Facility, LLC, a Colorado limited liability company.

104	Cover Page Interactive Data File (embedded withing the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

Date: September 3, 2025	By:	/s/ Jeffrey R. Geygan
	Name:	Jeffrey R. Geygan
	Title:	Interim Chief Executive Officer